SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dolby Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0199783
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Potrero Avenue, San Francisco, California, 94103

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-120614

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

Dolby Laboratories, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-120614), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2004 or subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.1*	Form of Amended and Restated Certificate of Incorporation of the registrant, to be in effect upon the completion of this offering.

3.2*	Amended and Restated Bylaws of the registrant, to be in effect upon the completion of this offering.

4.1*	Form of registrant’s Class A common stock certificate.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Dolby Laboratories, Inc. filed on November 19, 2004, as amended (File No. 333-120614).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 30, 2004	DOLBY LABORATORIES, INC.

	By:	/s/ MARK S. ANDERSON
Mark S. Anderson
Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Form of Amended and Restated Certificate of Incorporation of the registrant, to be in effect upon the completion of this offering.

3.2*	Amended and Restated Bylaws of the registrant, to be in effect upon the completion of this offering.

4.1*	Form of registrant’s Class A common stock certificate.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Dolby Laboratories, Inc. filed on November 19, 2004, as amended (File No. 333-120614).